Exhibit 23.4

KPMG LLP
Chartered Accountants	Telephone	(403) 691-8000
2700 205 – 5th Avenue SW	Telefax	(403) 691-8008
Calgary AB T2P 4B9	Internet	www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Triangle Petroleum Corporation

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-184519, 333-173357, and 333-171958) and Form S-8 (Nos. 333-175740 and 333-171959) of Triangle Petroleum Corporation of our report dated April 13, 2011, with respect to the consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows of Triangle Petroleum Corporation and its subsidiaries for the year ended January 31, 2011, which report appears in the January 31, 2013 annual report on Form 10-K of Triangle Petroleum Corporation.

Chartered Accountants
Calgary, Canada
April 30, 2013

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity.
KPMG Canada provides services to KPMG LLP.